ITEM 77C - SUBMISSION OF MATTERS TO
A VOTE OF SECURITY HOLDERS
FEDERATED PREMIER MUNICIPAL INCOME FUND
An Annual Meeting of Fund shareholders
(Common Shares and Preferred Shares) was
 held on September 22, 2006.
On July 13, 2006, the record date for
shareholders voting at the meeting, there
 were 6,122,105 total outstanding
shares. The following item was considered by shareholders and the results of their voting are listed below. Unless otherwise noted, each matter was approved.
Election of four Class III Trustees - Common
Shares and Preferred Shares:
1. Lawrence D. Ellis, M.D.
For





Withheld
Authority
to Vote
5,820,240

101,681

2. Charles F. Mansfield, Jr.
For





Withheld
Authority
to Vote
5,827,895

94,026

3. John E. Murray, Jr.
For





Withheld
Authority
to Vote
5,821,040

100,881

4. James F. Will
For





Withheld
Authority
to Vote
5,814,641

107,280




An Annual Meeting of Fund shareholders
 (Preferred Shares) was held on September
 22, 2006. On July 13, 2006, the
record date for shareholders voting at
 the meeting, there were 2,147 total
 outstanding shares. The following item
was considered by shareholders and the
 results of their voting are listed below.
 Unless otherwise noted, each matter
was approved.
Election of Two Trustees - Preferred Shares only:
1. Peter E. Madden
For





Withheld
Authority
to Vote
1,927

5


2. John S. Walsh
For





Withheld
Authority
to Vote
1,927

5

The following Trustees of the Fund continued
 their terms as Trustees of the Fund: John F. Donahue, J. Christopher Donahue, Thomas G. Bigley, John T. Conroy,
Jr., Nicholas P. Constantakis, John F. Cunningham, and Marjorie P.
Smuts.


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